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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following  paragraph will be updated to refer to the June 30, 2004 financial statements.

We consent to the  incorporation  by  reference  of our report on the  financial statements and financial  highlights of AssetMark Funds which is included in the
Annual  Report to  Shareholders  for the year ended June 30, 2003, as filed with the  Securities  and  Exchange  Commission  pursuant  to  section  30(d)  of the
Investment  Company Act of 1940,  which is  incorporated  by reference into this
Registration  Statement.  We also consent to the reference to our firm under the captions "Financial  Highlights",  "Counsel,  Independent  Auditor,  and Service
Providers", and "Independent Auditor."

PricewaterhouseCoopers LLP

San Francisco, California
August 27, 2004